Exhibit 99

1.  Name and Address of Reporting Person:

      Time Warner Inc.

      One Time Warner Center

      New York, New York  10019

2.  Issuer Name and Ticker or Trading Symbol:

      Google Inc. [GOOG]

3.  Statement for Month/Day/Year

      08/24/2004

This Form 4 is being filed on behalf

of both Time Warner Inc. ("Time Warner")

and America Online, Inc. ("AOL"),

a wholly-owned subsidiary of Time Warner.

The designated filer of this Form 4 is

Time Warner.  AOL's address is

22000 AOL Way, Dulles, Virginia  20166.

America Online, Inc.

/s/  Raymond G. Murphy

By:  Raymond G. Murphy

Its:  Vice President